Exhibit 99.B(H)(2)

Amendment
dated May 24, 2006
to the
Amended and Restated Service Agreement
between
Rydex Variable Trust
and Rydex Fund Services, Inc.,
dated November 15, 2004,
As Amended

Amendment

to the

AMENDED AND RESTATED

SERVICE AGREEMENT

dated November 15, 2004, as amended,

between

RYDEX VARIABLE TRUST

and

RYDEX FUND SERVICES, INC.

The following Amendment is made to Section 4 of the Amended and Restated Service Agreement between Rydex Variable Trust (the “Trust”) and Rydex Fund Services, Inc. (the “Servicer”), as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Section 4 of the Agreement is amended, effective May 24, 2006, to read as follows:

As consideration for the services provided hereunder, the Trust will pay the Servicer a fee on the last day of each month in which this Agreement is in effect, at the following annual rates based on the average daily net assets (the “Assets”) of each of the Trust’s series for such month:

Government Long Bond Advantage Fund (formerly U.S. Government Bond Fund)

0.20% of Assets

U.S. Government Money Market Fund

0.20% of Assets

Nova Fund

0.25% of Assets

Inverse S&P 500 Fund (formerly Ursa Fund)

0.25% of Assets

OTC Fund

0.25% of Assets

Inverse OTC Fund (formerly Arktos Fund)

0.25% of Assets

Inverse Government Long Bond Fund (formerly Juno Fund)

0.25% of Assets

Europe Advantage Fund (formerly Large-Cap Europe Fund)

0.25% of Assets

Japan Advantage Fund (formerly Large-Cap Japan Fund)

0.25% of Assets

Russell 2000 Advantage Fund (formerly Mekros Fund)

0.25% of Assets

Mid-Cap Advantage Fund (formerly Medius Fund)

0.25% of Assets

Large-Cap Value Fund

0.25% of Assets

Large-Cap Growth Fund

0.25% of Assets

Mid-Cap Value Fund

0.25% of Assets

Mid-Cap Growth Fund

0.25% of Assets

Inverse Mid-Cap Fund

0.25% of Assets

Small-Cap Value Fund

0.25% of Assets

Small-Cap Growth Fund

0.25% of Assets

Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)

0.25% of Assets

All-Cap Value Fund

0.25% of Assets

Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund)

0.25% of Assets

Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)

0.25% of Assets

Banking Fund

0.25% of Assets

Basic Materials Fund

0.25% of Assets

Biotechnology Fund

0.25% of Assets

Consumer Products Fund

0.25% of Assets

Electronics Fund

0.25% of Assets

Energy Fund

0.25% of Assets

Energy Service Fund

0.25% of Assets

Financial Services Fund

0.25% of Assets

Health Care Fund

0.25% of Assets

Internet Fund

0.25% of Assets

Leisure Fund

0.25% of Assets

Precious Metals Fund

0.25% of Assets

Real Estate Fund

0.25% of Assets

Retailing Fund

0.25% of Assets

Technology Fund

0.25% of Assets

Telecommunications Fund

0.25% of Assets

Transportation Fund

0.25% of Assets

Utilities Fund

0.25% of Assets

Commodities Fund

0.25% of Assets

Sector Rotation Fund

0.25% of Assets

Multi-Cap Core Equity Fund (formerly Core Equity Fund)

0.25% of Assets

CLS AdvisorOne Amerigo VT Fund

0.25% of Assets

CLS AdvisorOne Clermont VT Fund

0.25% of Assets

Absolute Return Strategies Fund

0.25% of Assets

Market Neutral Fund

0.25% of Assets

Hedged Equity Fund

0.25% of Assets

CLS AdvisorOne Berolina Fund

0.25% of Assets

S&P 500 Fund

0.25% of Assets

Russell 2000 Fund

0.25% of Assets

Dynamic Russell 2000 Fund

0.25% of Assets

Inverse Dynamic Russell 2000 Fund

0.25% of Apssets

EPT Moderate Fund

0.25%

EPT Conservative Fund

0.25%

EPT Aggressive Fund

0.25%

Additions are noted in bold.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 24th day of May, 2006.

RYDEX VARIABLE TRUST

By:	/s/ Carl G. Verboncoeur
Name:	Carl G. Verboncoeur
Title:	President

RYDEX FUND SERVICES, INC.

By:	/s/ Carl G. Verboncoeur
Name:	Carl G. Verboncoeur
Title:	President